                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Bank of Boston Corporation
                (Name of Registrant as Specified In Its Charter)

                                    [   ]
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:
--------------------------------------------------------------------------------

BANK OF BOSTON CORPORATION
100 FEDERAL STREET - BOSTON - MASSACHUSETTS 02110             BankBoston [Logo]




                                                                  March 17, 1997

To our Common Stockholders:

    We are pleased to invite you to attend the Annual Meeting of Stockholders (the "Meeting") of Bank of Boston Corporation (the "Corporation"), which will be held on Thursday, April 24, 1997, at 10:30 a.m. in the Auditorium on the ground floor of The Federal Reserve Bank of Boston, 600 Atlantic Avenue, Boston, Massachusetts.

    The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement set forth the business to come before this year's meeting.

    If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another, please bring written confirmation from the record owner that you are acting as proxy.

    Whether or not you expect to attend the meeting, please sign and date the enclosed form of proxy and return it promptly in the accompanying envelope to ensure that your shares will be represented. If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person.

                                      Cordially,

         /s/ William M. Crozier, Jr.                  /s/ Charles K. Gifford

           WILLIAM M. CROZIER, JR.                      CHARLES K. GIFFORD
                 Chairman                             Chief Executive Officer

                               BankBoston [Logo]

                           BANK OF BOSTON CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 1997

To Common Stockholders of
  BANK OF BOSTON CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bank of Boston Corporation (the "Corporation") will be held in the Auditorium on the ground floor of The Federal Reserve Bank of Boston at 600 Atlantic Avenue, Boston, Massachusetts on Thursday, April 24, 1997 at 10:30 a.m. (the "Meeting"), for the following purposes, all as set forth in the accompanying Proxy
Statement:

        (1) To elect six Directors with terms expiring at the 2000 Annual Meeting of Stockholders, as described in the accompanying Proxy Statement.

        (2) To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Corporation's independent auditors for 1997.

        (3) To authorize the amendment of the Corporation's Restated Articles of Organization to change the name of the Corporation to "BankBoston Corporation".

        (4) To approve the Corporation's 1997 Employee Stock Purchase Plan.

        (5) To consider and vote upon two Stockholder proposals described in the accompanying Proxy Statement, if such proposals are presented to the Meeting.

        (6) To transact such other business as may properly come before the Meeting.

    The Board of Directors has fixed the close of business on March 11, 1997, as the record date for the Meeting.

    It is important that your shares be represented at the Meeting regardless of the number of shares you may hold. Please complete, sign and date the enclosed form of proxy and return it promptly in the enclosed envelope which requires no postage if mailed within the United States.

                                            By Order of the Board of Directors,

                                               /s/ Gary A. Spiess
                                             -----------------------
                                                 GARY A. SPIESS
                                                      Clerk
Boston, Massachusetts
March 17, 1997

                               BankBoston [Logo]
                           BANK OF BOSTON CORPORATION

                                PROXY STATEMENT

                          ---------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          ---------------------------

                           TO BE HELD APRIL 24, 1997

    This Proxy Statement, with the accompanying proxy card, is being mailed to Stockholders on or about March 17, 1997 and is furnished in connection with the solicitation of proxies by the Board of Directors of Bank of Boston Corporation (the "Corporation") to be used at the Annual Meeting of Stockholders to be held on April 24, 1997 (and any adjournment thereof) (the "Meeting").

                               VOTING INFORMATION

    Only holders of Common Stock, par value $1.50 per share, whose names appeared of record at the close of business on March 11, 1997 will be entitled
to vote at the Meeting. On that date,           , shares of Common Stock were
issued and outstanding, exclusive of treasury shares. Each issued and outstanding share of Common Stock will be entitled to one vote on each matter to be voted on at the Meeting and can be voted only if the owner of record is present to vote or is represented by proxy.

    If you sign, date and return the enclosed proxy in time for the Meeting and do not subsequently revoke it, your shares will be voted in accordance with your instructions as marked in the spaces provided for such purpose. If no instructions are specified, your shares will be voted FOR the matters numbered
(1), (2), (3) and (4) on the proxy card and AGAINST each of the two Stockholder proposals.

    You may revoke your proxy at any time before it is exercised by returning to the Corporation another properly signed proxy representing such shares and bearing a later date or by otherwise delivering a written revocation to Gary A. Spiess, Clerk of the Corporation. Mr. Spiess' mailing address is Bank of Boston Corporation, P.O. Box 1864, MA BOS 01-25-01, Boston, Massachusetts 02105. A Stockholder attending the Meeting may vote in person even though he or she may have previously filed a proxy.

                          ---------------------------

    The holders of a majority in interest of all stock issued, outstanding and entitled to vote are required to be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be treated as shares present or represented at the Meeting for quorum purposes. A plurality vote will decide proposal (1) and the affirmative votes of the holders of at least a majority of the shares of the Common Stock present in person, or represented by proxy, and entitled to vote at the Meeting are required to decide proposals (2), (3) and
(4) and each of the two Stockholder proposals.

    The total number of votes cast "for" a proposal will determine whether the proposal is adopted. Abstentions are counted in determining the total number of votes cast. While not counted as votes "for" or "against" a proposal, abstentions have the same effect as votes against a proposal. Broker non-vote are not counted in determining the number of votes cast. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy.)

                             ELECTION OF DIRECTORS

                                 (PROXY ITEM 1)

    Six Director nominees are standing for election at the Meeting for terms of office that will expire at the 2000 Annual Meeting of Stockholders. Messrs. Countryman and Van Faasen, were elected at the 1994 Annual Meeting of Stockholders and Messrs. Meirelles and Piper, were elected effective July, 1996. Mr. Rowe, was elected at the 1996 Annual Meeting of Stockholders to the class of Directors whose terms expire in 1999. Mr. Rowe subsequently resigned from that class and was appointed to the class of Directors whose terms expire at the Meeting in order to facilitate an even distribution of Directors among the classes following the addition of the former BayBanks, Inc. ("BayBanks") Directors to the Corporation's Board of Directors (the "Board"). Ms. Rodgers is being proposed by the Board for election at the Meeting of Stockholders.

    Each Director will continue in office until the Director's term expires and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

    Management has made inquiries and believes that each of the nominees will be willing and able to serve if elected. If any of the nominees shall be unwilling or unable to serve, discretionary authority is reserved to vote for a substitute chosen by the Corporation's Board, or the Corporation's Board may reduce the number of Directors.

    Biographical information is set forth below with respect to the Director nominees and the Directors whose terms of office expire in 1998 and 1999.

                       NOMINEES FOR ELECTION AS DIRECTORS
             TERMS EXPIRE AT THE 2000 ANNUAL STOCKHOLDERS' MEETING

[PHOTO]                                Chairman and Chief Executive Officer of Liberty Mutual Insurance
                                       Company. President of Liberty Mutual Insurance Company from 1981 to
                                       1992, Chief Executive Officer since 1987 and Chairman since 1991;
                                       Director of The First National Bank of Boston (the "Bank") since
                                       1982; Director of Boston Edison Company, The Neiman-Marcus Group,
                                       Inc., Alliance of American Insurers and Harcourt General, Inc.
                                                             Current Committees:
                                                    Compensation (Chairman)        Executive
GARY L. COUNTRYMAN
  Age 57
  Director since 1982


[PHOTO]                                President and Chief Operating Officer of the Corporation and the
                                       Bank. Served as General Manager of Brazil for the Bank from 1984 to
                                       1994, elected Regional Manager of Brazil for the Corporation and the
                                       Bank in 1994, and President and Chief Operating Officer of both in
                                       July, 1996. Director of the Bank since July, 1996.
                                                             Current Committees:
                                                                  Executive
HENRIQUE DE CAMPOS MEIRELLES
  Age 51
  Director since July, 1996

[PHOTO]                                Lawrence E. Fouraker Professor of Business Administration, Harvard
                                       University Graduate School of Business Administration. Faculty member at Harvard since 1970; Director of BayBanks from 1979 to July, 1996;
                                       Director of the Bank since July, 1996.
                                                             Current Committees:
                                                     Audit        Community Investment
THOMAS R. PIPER
  Age 59
  Director since July, 1996

                       NOMINEES FOR ELECTION AS DIRECTORS
         TERMS EXPIRE AT THE 2000 ANNUAL STOCKHOLDERS' MEETING (CONT'D)

[PHOTO]                                President and Chief Executive Officer of New England Electric System.
                                       President and Chief Executive Officer of New England Electric System
                                       since 1989; Director of the Bank since 1989; Director of New England
                                       Electric System and UNUM Corporation.
                                                             Current Committees:
                                             Board Governance & Nominating (Chairman)        Executive
JOHN W. ROWE
  Age 51
  Director since 1989

[PHOTO]                                President and Chief Executive Officer of Blue Cross and Blue Shield
                                       of Massachusetts, Inc. (non-profit health services company).
                                       Executive Vice President and Chief Operating Officer of Blue Cross
                                       and Blue Shield of Massachusetts, Inc. from 1990 to 1992 and
                                       President and Chief Executive Officer since 1992; Director of the
                                       Bank since 1994.
                                                             Current Committees:
                                                        Board Governance & Nominating
                                                   Community Investment        Trust Audit
WILLIAM C. VAN FAASEN
  Age 48
  Director since 1994

[PHOTO]                                Chief Executive Officer of WFD, Inc. (formerly Work/Family
                                       Directions) (consulting firm on work and family issues). Founder and
                                       Chief Executive Officer of Work/Family Directions since 1983; Trustee of Barnard College of Columbia University, Trustee and Fellow of the
                                       Foundation of the National Academy of Human Resources, and Director
                                       of the Stone Center at Wellesley College.
FRAN S. RODGERS
  Age 50

                         DIRECTORS CONTINUING IN OFFICE
             TERMS EXPIRE AT THE 1998 ANNUAL STOCKHOLDERS' MEETING

[PHOTO]                               Chairman and President, Property Capital Associates, Inc. (real estate investment and consulting firm), Managing Trustee, Property Capital
                                      Trust, and Chairman of the Board and Chief Executive Officer,
                                      Americana Hotels and Realty Corporation. Chairman and President,
                                      Property Capital Associates, Inc. since 1971; Managing Trustee of
                                      Property Capital Trust since 1969; Chairman and Chief Executive
                                      Officer, Americana Hotels and Realty Corporation since 1986; Director of BayBanks from 1980 to July, 1996; Director of the Bank since July,
                                      1996.
                                                            Current Committees:
                                                            Audit        Trust
JOHN A. CERVIERI JR.
  Age 66
  Director since July, 1996

[PHOTO]                               Chairman and Chief Executive Officer of Connell Limited Partnership
                                      (metals recycling and the manufacture of industrial products).
                                      Chairman and Chief Executive Officer of Connell Limited Partnership
                                      since 1987; Director of the Bank since 1993; Director of Boston Edison
                                      Company, Arthur D. Little, Inc., Harcourt General, Inc., North
                                      American Mortgage Company and LCI International, Inc.
                                                            Current Committees:
                                                Board Governance & Nominating        Compensation
                                                                Executive
WILLIAM F. CONNELL
  Age 58
  Director since 1993

[PHOTO]                               Chairman, President and Chief Executive Officer of Boston Edison
                                      Company. Executive Vice President of Boston Edison Company from 1990 to 1993, President and Chief Operating Officer from 1993 to 1994,
                                      Chairman and Chief Executive Officer since 1994 and President since
                                      1995; Director of the Bank since 1994; Director of New England Mutual
                                      Life Insurance Company.
                                                            Current Committees:
                                          Audit        Board Governance & Nominating        Trust Audit
THOMAS J. MAY
  Age 49
  Director since 1994


                         DIRECTORS CONTINUING IN OFFICE
         TERMS EXPIRE AT THE 1998 ANNUAL STOCKHOLDERS' MEETING (CONT'D)

[PHOTO]                               University Research Professor of Diplomacy and International
                                      Relations, Georgetown University, Washington, D.C. University Research
                                      Professor at Georgetown University since 1981 and President of The IRC
                                      Group since 1983; Director of the Bank since 1981; Director of
                                      American Telephone & Telegraph Company, Coca-Cola Company,
                                      International Paper Company and SmithKline Beecham, PLC.
                                                            Current Committees:
                                                       Audit (Chairman)        Trust
DONALD F. MCHENRY
  Age 60
  Director since 1981

[PHOTO]                               Chairman and Chief Executive Officer of Massachusetts Mutual Life
                                      Insurance Company. President of Massachusetts Mutual Life Insurance
                                      Company from 1987 to March, 1996, Chief Executive Officer since 1988 and Chairman since March, 1996; Director of the Bank since 1989;
                                      Director of Massachusetts Mutual Life Insurance Company and Textron
                                      Inc.
                                                            Current Committees:
                                               Compensation        Community Investment (Chairman)
THOMAS B. WHEELER
  Age 60
  Director since 1989

[PHOTO]                               Chairman of the Board and Chief Executive Officer of The Gillette
                                      Company (manufacturer of consumer products). Chairman of the Board and
                                      Chief Executive Officer of the Gillette Company since 1991; Director of the Bank since 1992; Director of Polaroid Corporation, Raytheon
                                      Company, and Massachusetts Mutual Life Insurance Company.
                                                            Current Committees:
                                                           Executive        Trust
ALFRED M. ZEIEN
  Age 67
  Director since 1992

                         DIRECTORS CONTINUING IN OFFICE
             TERMS EXPIRE AT THE 1999 ANNUAL STOCKHOLDERS' MEETING

[PHOTO]                               Senior Vice President, NYNEX. United States Attorney, District of
                                      Massachusetts, from 1989 to 1992; Associate Attorney General of the
                                      United States from 1992 to 1993; Senior Partner, Goodwin, Procter &
                                      Hoar from 1993 to April 1996; Senior Vice President, NYNEX since April
                                      1996; Director of the Bank since 1993.
                                                            Current Committees:
                                        Audit        Community Investment        Trust Audit (Chairman)
WAYNE A. BUDD
  Age 55
  Director since 1993

[PHOTO]                               Chairman of the Board of the Corporation and Senior Chairman of the
                                      Bank. Served as Chairman of the Board and Chief Executive Officer of
                                      BayBanks from 1974 to July, 1996; Elected Chairman of the Board of the
                                      Corporation and Senior Chairman of the Bank in July, 1996. Director of
                                      the Bank since July, 1996.
                                                            Current Committees:
                                             Board Governance & Nominating        Executive
WILLIAM M. CROZIER, JR.
  Age 64
  Director since July, 1996

[PHOTO]                               Senior Fellow, The Andrew W. Mellon Foundation; President Emerita of
                                      Wheaton College, Norton, Massachusetts. President of Wheaton College
                                      from 1975 to 1991; Senior Fellow, The Andrew W. Mellon Foundation
                                      since 1991; Director of the Bank since 1977; Director of Eastman Kodak
                                      Company, Champion International Corporation and AES Corporation.
                                                            Current Committees:
                                                  Compensation        Trust (Chairman)
ALICE F. EMERSON
  Age 65
  Director since 1977

                         DIRECTORS CONTINUING IN OFFICE
         TERMS EXPIRE AT THE 1999 ANNUAL STOCKHOLDERS' MEETING (CONT'D)

[PHOTO]                               Chief Executive Officer of the Corporation and Chairman and Chief
                                      Executive Officer of the Bank. Elected President of the Corporation
                                      and the Bank in 1989, Chief Operating Officer of both in 1993,
                                      Chairman, President and Chief Executive Officer of both in 1995 and
                                      Chief Executive Officer of the Corporation and Chairman and Chief
                                      Executive Officer of the Bank in July, 1996. Director of the Bank
                                      since 1987; Director of Massachusetts Mutual Life Insurance Company
                                      and Boston Edison Company.
                                                            Current Committees:
                                         Board Governance & Nominating        Executive (Chairman)
CHARLES K. GIFFORD
  Age 53
  Director since 1987

[PHOTO]                               President of The O'Brien Group, Inc. (consulting services in community relations and external affairs) and Chairman of the Board of ViewTech,
                                      Inc. President and Chief Executive Officer of New England Telephone
                                      and Telegraph Company from 1988 to 1993 and Chairman of the Board from
                                      1993 to 1994; President of The O'Brien Group, Inc. since 1995;
                                      Chairman of the Board of ViewTech, Inc. since January, 1997. Director of the Bank since 1988; Director of Cambridge NeuroScience, Inc.,
                                      First Pacific Networks Inc., Shiva Corporation, The Registry, Inc. and
                                      ViewTech, Inc.
                                                            Current Committees:
                                                      Audit        Community Investment
PAUL C. O'BRIEN
  Age 57
  Director since 1988

[PHOTO]                               Vice President for Finance and Treasurer of Massachusetts Institute of
                                      Technology. Treasurer of MIT since 1975, Vice President since 1986 and
                                      Vice President for Finance and Treasurer since 1994; Director of
                                      BayBanks from 1979 to July, 1996; Director of the Bank since July,
                                      1996; Director of SofTech, Inc. and Liberty Mutual Insurance Company;
                                      Trustee of Property Capital Trust.
                                                            Current Committees:
                                            Board Governance & Nominating        Compensation
GLENN P. STREHLE
  Age 60
  Director since July, 1996

1996 MEETINGS AND STANDARD FEE ARRANGEMENTS OF THE CORPORATION'S BOARD AND COMMITTEES

    1996 Meetings -- During 1996, the Corporation's Board held eleven meetings. The Board has an Audit Committee, a Community Investment Committee, a Compensation Committee, a Board Governance and Nominating Committee, and an Executive Committee. Each member of the Executive, Audit, Compensation and Community Investment Committees of the Corporation is also a member of the corresponding committee of the Bank. No member of the Audit or Compensation Committees is an employee of the Corporation or its subsidiaries. In addition to the Bank committees noted above, the Board of Directors of the Bank has a Trust Committee and a Trust Audit Committee, the members of which are appointed each year following the Bank's Annual Meeting of Stockholders.

    The Executive Committee of the Corporation, during the interval between the Corporation's Board meetings, may exercise all of the authority of the Corporation's Board, except those powers that are expressly reserved to the Board under law or the Corporation's By-Laws. The members of the Executive Committee are also members of the Executive Committee of the Bank and customarily hold joint meetings of both committees. The Executive Committee of the Corporation held nine meetings in 1996.

    The functions of the Audit Committee include recommending the appointment of the Corporation's independent accountants, overseeing the duties of the Corporation's General Auditor and his or her staff and initiating and supervising examinations of the financial statements or activities of the Corporation. The committee also reviews the reports by bank regulatory authorities of their examinations of the Corporation and its subsidiaries and the reports of the General Auditor regarding his or her program of continuous financial or operational audits of the Corporation and its subsidiaries. In addition, the committee is responsible for reviewing matters associated with internal control and the management of risk. The members of the Audit Committee are also members of the Audit Committee of the Bank and customarily hold joint meetings of both committees. The Audit Committee of the Corporation held six meetings in 1996.

    The responsibilities of the Compensation Committee of the Corporation include approving salaries of top executives of several of the Corporation's subsidiaries, and discharging duties under various benefit and incentive compensation plans for employees of subsidiaries. The Bank's Compensation Committee has similar compensation responsibilities, including approving or recommending to its Board of Directors for approval salaries of certain senior executives of the Bank. In 1996, the Compensation Committee held six meetings.

    The Corporation established a Board Governance and Nominating Committee in July, 1996. The Committee is authorized to issue guidelines for Board composition and Director qualifications, review and recommend Director nominees, consider Director retirement, resignation and re-election issues, review Committee assignments, evaluate compensation of nonemployee Directors, assess the effectiveness of the Board and its Committees, and act as an additional forum for dialogue between management and the Board of Directors. Since its inception, the Board Governance and Nominating Committee has held three meetings.

    The Board Governance and Nominating Committee will consider candidates for appointment or election as Directors proposed by the Chairman, the Chief Executive Officer or the President and Chief Operating Officer, by any other officer of the Corporation, or by any Director or Stockholder. In addition, Stockholders who wish to directly nominate candidates for the Corporation's Board must provide the Corporation with a timely written notice containing information about the candidate and the Stockholder making the nomination as required by the Corporation's By-Laws. Any such Stockholder should consult the By-Laws for the timing and other requirements of this notice. Stockholders seeking to propose candidates to the Board Governance and Nominating Committee or to nominate candidates directly should submit such proposals or the required notices in writing to the Clerk of the Corporation, at the address set forth above under "Voting Information."

    The Community Investment Committee of the Corporation reviews and oversees the policies of the Corporation's subsidiary banks relating to their responsibilities under the Community Reinvestment Act of 1977 and any similar federal or state laws or regulations. The members of the Community Investment Committee are also members of the Community Investment Committee of the Bank and customarily hold joint meetings of both committees. The Community Investment Committee of the Corporation held four meetings in 1996.

    The functions of the Trust Committee of the Bank include reviewing and approving general policies pertaining to the exercise of fiduciary powers by the Bank and overseeing the exercise of the Bank's fiduciary powers and policies. The Bank's Trust Audit committee is responsible for the annual trust audit of the fiduciary activities of the Bank. The Bank's Trust Committee held four meetings in 1996 and the Trust Audit Committee held one meeting in 1996.

    In 1996, each Director attended at least 75% of the total number of meetings of the Corporation's Board and the committees of the Corporation's Board on which he or she served.

    Fee Arrangements -- Fees and retainers are paid only to Directors who are not officers of the Corporation or the Bank. An annual cash retainer of $17,500 is paid to each Director of the Corporation, along with a fee of $1,200 for attendance at each meeting of the Board and $1,000 for attendance at each Board committee meeting. The Chairmen of the Corporation's Audit, Compensation and Board Governance and Nominating Committees receive annual retainers of $8,000, $5,000 and $4,000, respectively. The Chairmen of the Corporation's Community Investment Committee and the Bank's Trust and Trust Audit Committees each receive an annual retainer of $3,000. All annual retainers are prorated if a position is held for less than a year. The Directors do not receive additional fees or retainers for service on the Bank's Board of Directors or on the Bank's Audit, Compensation, Executive or Community Investment Committees (except that an additional attendance fee will be paid when a Bank Board or committee meeting is not held on the same day as the comparable Corporation Board or committee meeting).

    In addition to the fees noted above, under the Corporation's Director Stock Award Plan, each non-employee Director receives on January 1 and July 1 of each year an award of the Corporation's Common Stock having a fair market value equal to 50% of the annual cash retainer in effect at the beginning of the preceding six-month period, exclusive of meeting fees and committee retainers, for services rendered during that period. Awards are prorated in the case of any Director who was not a Director for all of the preceding award period. Directors may elect annually to defer receipt of their stock awards under the Director Stock Award Plan for the following calendar year. The number of shares so deferred, together with dividend equivalents, will be credited to a share deferral account established for the Director.

    Non-employee Directors of the Corporation and the Bank may defer receipt of their cash fees and retainers. Deferred amounts are generally paid to the Director when the Director's term expires or to the Director's beneficiary in the event of death. At the election of the Director, deferred accounts periodically are adjusted to reflect changes in the performance of the Corporation's Common Stock, are credited with interest at the Bank's IRA Money Market Rate or, subject to certain restrictions, are credited at a rate of interest equal to 130% of an average of certain ten-year U.S. Treasury Note rates. The Corporation and the Bank have established trusts for the payment of deferred Director fees (and for the payment of Director retirement benefits described below), which will be funded at the discretion of the Board of Directors or under circumstances constituting a change of control of the Corporation.

    Prior to 1997, each non-employee Director of the Corporation qualified for a retirement benefit from the Corporation after serving continuously for 60 months as a Director of the Corporation or the Bank, unless he or she resigned in order to serve on the board of an institution not affiliated with the Corporation. The annual retirement benefit equaled the annual Director cash retainer in effect at the Director's retirement or earlier death. The payments continued for a period equal to the length of the individual's service as a Director, and certain survivor benefits were provided. Upon a change of control of the Corporation, each non-employee Director would be fully vested in his or her retirement benefit. Future accruals under this plan will be discontinued as of April 1, 1997. Current Directors will be given the choice to maintain their current benefit or to convert the benefit to restricted or deferred shares of the Corporation's Common Stock. The restrictions on the shares will lapse upon the Director's termination from the Board. To further align Director and Stockholder interests, the Corporation has adopted a stock option plan, which will commence in April, 1997, that provides for an annual grant of 1,000 options to each non-employee Director.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The table below sets forth the beneficial ownership of the Corporation's Common Stock by each current Director, by each current Executive Officer whose name appears in the "Summary Compensation" table below and by all current Directors and Executive Officers of the Corporation as a group, as of March 1, 1997. As of that date, current Directors and Executive Officers, in the
aggregate, beneficially owned   % of the issued and outstanding shares of the
Corporation Common Stock. In addition to the Corporation Common Stock, the Corporation also has outstanding five series of nonvoting Preferred Stock. As of March 1, 1997, no current Director or Executive Officer of the Corporation was the beneficial owner of any shares of the Corporation's Preferred Stock.

                                                        SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)
                                           ----------------------------------------------------------------------
                                              SOLE            SHARED      SOLE VOTING                   TOTAL
                                           VOTING AND       VOTING AND      BUT NO        RIGHT         SHARES
          NAME OF INDIVIDUAL OR            INVESTMENT       INVESTMENT    INVESTMENT       TO        BENEFICIALLY
            IDENTITY OF GROUP                POWER            POWER        POWER(2)      ACQUIRE(3)     OWNED
------------------------------------------ ----------       ----------    -----------    -------     ------------
Wayne A. Budd.............................                       201(4)
John A. Cervieri Jr.......................          (5)
William F. Connell........................
Gary L. Countryman........................
William M. Crozier, Jr....................    64,419(6)        4,620(4)         -0-       50,480        119,519
Alice F. Emerson..........................          (7)
Charles K. Gifford........................   115,930(8)          207(4)      53,112      226,833        396,082
Paul F. Hogan.............................    22,520(9)          -0-         10,058       39,884         72,462
Thomas J. May.............................          (7)
Donald F. McHenry.........................          (7)(10)
Henrique de Campos Meirelles..............    13,834             -0-         15,128          -0-         28,962
Paul C. O'Brien...........................
Thomas R. Piper...........................
Fran S. Rodgers...........................
John W. Rowe..............................          (7)(11)
William J. Shea...........................    35,462(12)         -0-         25,418       35,482         96,362
Richard A. Smith..........................
Glenn P. Strehle..........................
William C. Van Faasen.....................          (13)
Thomas B. Wheeler.........................          (7)
Alfred M. Zeien...........................
Directors and Executive Officers as a
  group...................................          (14)

---------------

 (1) Determined in accordance with Rule 13d-3 under the Exchange Act. Individuals may disclaim beneficial ownership for other purposes. The number of shares of the Corporation's Common Stock beneficially owned by each Director or named Executive Officer does not equal or exceed 1% of the outstanding shares of the Corporation's Common Stock.

 (2) Represents shares which are subject to forfeiture and/or transfer restrictions under the terms of the Corporation's 1991 Long-Term Stock Incentive Plan (the "1991 Plan").

 (3) Represents shares which the individual has a right to acquire within 60 days after March 1, 1997 through the exercise of stock options granted under the Corporation's stock option or stock incentive plans.

 (4) The individual shares investment and voting power with his spouse or another relative as to these shares.

 (5) Includes 2,200 shares held as trustee of a trust for the benefit of himself.

 (6) Includes 2,917 shares held for Mr. Crozier's benefit by the Bank as Trustee under the Bank's Thrift-Incentive Plan (the "Thrift Plan"). Does not include 43,861 shares owned by Mr. Crozier's spouse and 1,496 shares held by Mr. Crozier's spouse as trustee of a trust for the benefit of immediate family members, as to which shares Mr. Crozier disclaims beneficial ownership.

 (7) Includes        shares deferred under the terms of the Corporation's
     Director Stock Award Plan.

 (8) Includes 414 shares held by Mr. Gifford as custodian for two of his children and an additional 770 shares owned directly by one of his children.

 (9) Includes 2,110 shares held for Mr. Hogan's benefit by the Bank as Trustee under the Thrift Plan.

(10) Includes        shares held in a retirement plan for Mr. McHenry's benefit.

(11) Includes 400 shares owned by Mr. Rowe's spouse.

(12) Includes 2,000 shares held by Mr. Shea's spouse.

(13) Includes 200 shares held in an Individual Retirement Account.

(14) Includes        shares held for the benefit of  Executive Officers by the
     Bank as Trustee under the Thrift Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of December 31, 1996, to the Corporation's knowledge there were no Stockholders of the Corporation that held beneficial ownership of more than five percent (5%) of the Corporation's Common Stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Corporation's Executive Officers and Directors, and any persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership of securities with the Commission and the NYSE. Executive Officers, Directors, and greater than 10% Stockholders are required by Commission regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such reports received by it or written representations from certain reporting persons that no other reports were required, the Corporation believes that all Section 16(a) filing requirements applicable to its Executive Officers, Directors and 10% Stockholders were complied with during 1996.

COMPENSATION OF EXECUTIVE OFFICERS

                         COMPENSATION COMMITTEE REPORT
                                       ON
                             EXECUTIVE COMPENSATION

    The Compensation Committee has prepared the following report for inclusion in this Proxy Statement:

Compensation Philosophy

    This report reflects the Corporation's compensation philosophy as endorsed by the Board of Directors and the Compensation Committee and resulting actions taken by the Corporation and the Bank for 1996, as shown in the various tables supporting this report. The Compensation Committee either approves or recommends to the Board of Directors payment amounts and award levels for Executive Officers of the Corporation and its affiliates. With regard to compensation actions affecting any Executive Officer who is also a Director of the Corporation, all of the non-employee members of the Board of Directors act as the approving body with respect to the recommendations of the Compensation Committee.

    Essentially, the Corporation has designed its executive compensation program to:

    -- Support a pay for performance policy that differentiates compensation amounts based on a discretionary evaluation of performance results in three basic areas: corporate, business unit and individual performance;

    -- Motivate key executives to achieve strategic business initiatives and reward them for their achievement;

    -- Provide compensation opportunities that are comparable to those offered by the Comparator Banks Group (as defined below), thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success; and

    -- Align the interests of executives with the long-term interests of Stockholders through award opportunities that can result in the ownership of Common Stock.

    Each year, the Corporation participates in several compensation studies to determine the competitiveness of its executive compensation program. The comparator group used for this compensation analysis covers a cross-section of large regional and money center banks ("the Comparator Banks Group"), including those with a significant international presence. This group provides a relevant competitive frame of reference covering the Corporation's major business lines:
Corporate Banking, Regional Consumer and Small Business, Latin America, Global Asset Management and Other Global.

    The banks within the Comparator Banks Group are included in the Keefe, Bruyette & Woods 50 Bank Index ("KBW 50") used in the Five-Year Stockholder Return comparison which is found at the end of the discussion of compensation of Executive Officers. The Compensation Committee believes that, while the KBW 50 provides a broader measure of investment performance in the banking industry, the Comparator Banks Group used for compensation analysis represents the Corporation's most direct competitors for executive talent.

    At present, executive compensation is composed of salary, annual incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock and benefits typically offered to executives by the Comparator Banks Group. These key elements are designed to provide a competitive, well-balanced total compensation program which is supportive of the Corporation's strategies.

    The total compensation strategy adopted by the Compensation Committee in 1996 directed a shift in the mix of elements for Executive Officers to place more emphasis on long-term stock awards while slowing the rate of base salary growth. This direction supports the Corporation's philosophy of placing a greater portion of the total compensation of key executives in the form of variable, performance-based incentives and less in the form of fixed base salary and benefits to better align the executives' interests with Stockholder interests.

Base Salary

    The purpose of base salary is to attract and retain key executives who are critical to the Corporation's long-term success by providing a basic level of income that recognizes the market value of the position as well as the individual's performance and experience. Average salaries are targeted to be in a range around the median of the Comparator Banks Group. Consistent with the strategy to place less emphasis on base salary, individual salary adjustments in 1996 were limited to those Executive Officers with salaries significantly below the median salaries paid by the Comparator Banks Group. For those individuals, salary adjustments were based on the following factors: the individual's personal contribution to business unit and corporate results, the individual's actual salary level relative to the median for comparable positions in the Comparator Banks Group and the Corporation's overall salary budget for the year. While no specific weighting is determined, all of these factors are important, with judgment exercised by the Compensation Committee in determining individual salary adjustments. In setting salaries for 1996, the Compensation Committee reviewed Comparator Banks Group data for 1995. According to this data, salaries for 1996 were within the range targeted by the Compensation Committee.

Annual Bonus

    Bonuses are awarded under the Corporation's Performance Recognition Opportunity Plan (the "Performance Plan"). The purpose of the Performance Plan is to reward and motivate executives for the achievement of strategic business initiatives in a given year in support of a pay for performance philosophy. This philosophy differentiates compensation based on the Compensation Committee's discretion in evaluating results in three basic areas: corporate, business unit and individual performance. Target awards for achieving expected performance are established for each executive's position. Targets are set within a range around the median annual bonus payouts for comparable positions in the Comparator Banks Group. Actual awards may be above or below target depending on performance. Performance is measured primarily on results achieved against internal and external goals. The Compensation Committee established internal goals for 1996 for operating income, noninterest expense, the operating ratio (the ratio of noninterest expense to total revenue), return on equity, earnings per share, cost savings from the integration of acquired banks, and credit quality (which for the Corporation is based on a measure of the Corporation's lower quality exposures compared to capital). In addition, the Compensation Committee established external goals for earnings per share growth and return on equity which are measured in comparison to the Comparator Banks Group. These goals were not specifically weighted in terms of relative importance. The Compensation Committee may also review other internal and external criteria in determining bonus funding levels and individual awards. In setting bonus awards for 1996, the Compensation Committee reviewed Comparator Banks Group data regarding annual bonuses paid in 1996 for performance in 1995. According to this data, bonuses for 1996 were in the upper portion of the range targeted by the Compensation Committee due to performance that in aggregate exceeded expectations.

Long-Term Stock Incentive

    Stock options and restricted stock were granted in 1996 under the 1991 Plan. Beginning in 1997, stock options, restricted stock and other long-term incentive awards will be granted under the Corporation's 1996 Long-Term Incentive Plan, which was approved by Stockholders at the 1996 Annual Stockholders' meeting.

    The purpose of the 1991 Plan was to provide a focus on the achievement of future long-term results by aligning the interests of executives with the interests of Stockholders through the use of stock awards. In 1996, the aggregate share usage under the 1991 Plan was targeted to be within a range around the median share usage of the Comparator Banks Group. Consistent with the total compensation strategy adopted by the Compensation Committee, stock awards made to Executive Officers in 1996 were targeted to be at the seventy-fifth percentile of stock awards to executives in comparable positions within the Comparator Banks Group. Based on the Compensation Committee's review of Comparator Banks Group data on long-term incentive grants made during 1995, both the aggregate share usage under the plan and the stock awards to Executive Officers in 1996 were at or near the targeted levels.

    To reinforce the Corporation's philosophy of promoting shareholder value, the vesting of shares of restricted stock awarded in 1996 was dependent on the Corporation's stock price performance. At the time these shares were awarded, the closing price of the Corporation's Common Stock was $43.75. When the closing price of the Common Stock exceeded $60 per share for two consecutive trading days in October, 1996, 75% of the shares vested. The remaining 25%
of the shares vested when the Corporation's stock price closed at or above $70 for two consecutive trading days in January, 1997.

    In granting or recommending the grant of stock awards to Executive Officers in 1996, the Compensation Committee took into account the executive's level of responsibility and potential for enhancing, through stock price appreciation, the long-term interests of Stockholders, as well as the practices of the Comparator Banks Group as verified by annual external surveys. The Compensation Committee did not consider the amount of stock options or restricted stock already held by Executive Officers when it granted individual stock awards in 1996.

Stock Ownership Guidelines

    Stock ownership guidelines apply to the Executive Officers named in the Summary Compensation Table and certain other executives in charge of core businesses or corporate-wide support areas. The stock ownership guidelines represent minimum levels of ownership of the Corporation's Common Stock and are expected to be achieved over a five-year period. Guidelines vary by organizational level and range from three to five times salary.

Chief Executive Officer Compensation for 1996

    The Board of Directors did not increase Mr. Gifford's base salary during 1996. This action supported the philosophy of placing more emphasis on long-term incentives and less on base salary. In reviewing Mr. Gifford's salary, the Compensation Committee considered market base salary data for the Comparator Banks Group provided by an independent consulting firm.

    The Compensation Committee established goals for 1996 which are identified above under the heading "Annual Bonus." These goals, as well as the development and execution of strategy, provided a basis for the bonus award to Mr. Gifford. In terms of relative importance, equal weight was placed on performance versus internal goals, external financial comparisons and the development and execution of strategy. All of these criteria represented important factors, with judgment exercised by the Compensation Committee in conducting a thorough assessment of the 1996 results of the Corporation. Performance in aggregate exceeded expectations. The Compensation Committee also considered Comparator Banks Group bonus data provided by an independent consulting firm. Based on these factors, Mr. Gifford was awarded a bonus of $1,800,000 for 1996 performance.

    Mr. Gifford was also awarded 85,000 stock options and 15,000 shares of Performance Restricted Stock in 1996. These long-term stock incentive awards support the Compensation Committee's objective of aligning executive and Stockholder interests by linking Mr. Gifford's compensation to the longer term performance of the Corporation, consistent with the practices of the Comparator Banks Group.

Deductibility of Executive Compensation under the Internal Revenue Code

    Under the provisions of the Omnibus Budget Reconciliation Act of 1993 (the "Act"), a publicly held corporation may not deduct in any taxable year compensation in excess of $1 million paid to its Chief Executive Officer or its four other most highly compensated officers, subject to a number of exceptions. Internal Revenue Service ("IRS") regulations and transition rules of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") specify certain conditions which, if satisfied, will permit the deductibility of compensation even if it exceeds $1 million. The 1996 Long-Term Incentive Plan, approved by Stockholders at the 1996 meeting is designed to exempt stock options, stock appreciation rights and certain other awards from the deductibility limits of Section 162(m). The Corporation believes that its other stock option and stock incentive plans are in conformity with the provisions of Section 162(m).

    The tax impact of any compensation arrangement is a factor taken into consideration by the Committee in determining the actual cost of a compensation award. As part of its compensation philosophy, the Committee works to balance the effectiveness of a compensation award with the materiality of any possible tax deduction. From time to time the Committee has determined, and may in the future determine, that it is appropriate to authorize a compensation award that is not fully deductible if the cost of the compensation award is outweighed by the goals of the Corporation's overall market and performance-based compensation philosophy and the best interests of the Corporation's stockholders.

    This report was submitted by the Compensation Committee, which consists of the following non-employee Directors:

    Gary L. Countryman, Chairman      Alice F. Emerson        Thomas B. Wheeler

                 William F. Connell            Glenn P. Strehle

February 24, 1997

                 EXECUTIVE COMPENSATION TABLES AND INFORMATION

    The tables that appear below, along with the accompanying text and footnotes, provide information on compensation and benefits for the named Executive Officers, as determined by the Commission's requirements. All the data regarding values for stock options and grants of restricted stock are hypothetical in terms of the amounts that an individual may or may not receive because such amounts are contingent on continued employment with the Corporation and the price of the Corporation's Common Stock. All year-end values shown in these tables for outstanding stock options and restricted stock reflect a price of $64.25 per share, which was the closing price of the Corporation's Common Stock on December 31, 1996, as reported in the "New York Stock Exchange Composite Transactions" section of the Eastern Edition of The Wall Street Journal.

    The following table displays compensation information for the past three fiscal years for each of the named Executive Officers. In addition, as supplemental information, the table shows the amount paid by BayBanks (prior to the Corporation's acquisition of BayBanks) and by the Corporation (after the BayBanks acquisition) to Mr. Crozier during 1996.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION(1)                     LONG-TERM COMPENSATION
                               ------------------------------------   --------------------------------------------
                                                                                         AWARDS                        PAYOUTS
                                                                      --------------------------------------------   ------------
                                                       OTHER ANNUAL   RESTRICTED    SECURITIES        LONG-TERM       ALL OTHER
       NAME AND                                        COMPENSATION     STOCK       UNDERLYING      INCENTIVE PLAN   COMPENSATION
 PRINCIPAL POSITION(7)  YEAR    SALARY     BONUS(2)        (3)        AWARDS(4)   OPTIONS/SARS(#)     PAYOUTS(5)         (6)
----------------------- ----   --------   ----------   ------------   ---------   ---------------   --------------   ------------
C.K. Gifford........... 1996   $800,000   $1,800,000     $389,832           -- (8)   131,033 shs.(9)    $721,406       $ 62,593
 CEO                    1995    707,884    1,500,000           --     $372,125           106,757        645,469          32,230
                        1994    604,807    1,000,000           --           -- (8)         65,000            --          46,849

W.M. Crozier, Jr....... 1996    728,526    1,350,000           --           --                --             --              --
 Chairman

H.C. Meirelles......... 1996    330,122    1,600,000      199,496           -- (8)         44,000            --         226,258
 President & COO        1995    285,609    1,300,000      153,066       80,500            11,200        211,856              --
                        1994    242,692      750,000      147,221           -- (8)             --            --              --

W.J. Shea.............. 1996    436,538      575,000           --           -- (8)      54,695(9)       360,703          40,618
 Vice Chairman,         1995    389,230      625,000           --      200,375            28,000        430,313           8,671
 CFO and Treasurer      1994    350,576      500,000           --           -- (8)         35,000            --           6,828

P.F. Hogan............. 1996    250,000      350,000           --           -- (8)      34,893(9)       180,319          17,579
 Vice Chairman          1995    244,615      250,000           --       91,600         15,248(9)        215,156          10,967
                        1994    221,923      175,000           --           -- (8)         15,000            --          14,741

---------------

(1) Salary and bonus amounts include portions deferred under the Corporation's Non-Qualified Deferred Compensation Plan for Executives (the "Deferral Plan") or pursuant to Section 401(k) of the Code.

(2) Bonus amounts shown were awarded under the Performance Plan for performance during the year indicated.

(3) During the years covered by the table, none of the named Executive Officers, except for Messrs. Gifford and Meirelles, received perquisites or other personal benefits in an amount sufficient to require reporting under the Commission's rules. The 1996 amounts shown for Messrs. Gifford and Meirelles include the following tax offset payments in connection with the exercise of certain stock options under the Corporation's 1986 Stock Option Plan: Mr. Gifford, $389,832; and Mr. Meirelles, $6,977. The 1996 amount shown for Mr. Meirelles also includes $54,000 representing compensation attributable to Mr. Meirelles as a result of a rent-free lease of a residence to him by the Corporation while he resided in Brazil.

(4) The values shown for the 1995 grant are based on the closing price of the Corporation's Common Stock on the date of grant, rather than the year-end closing price.

    As of December 31, 1996, each of the named Executive Officers held the following number of restricted shares having the corresponding year-end market values:

                                                                                                AS OF DECEMBER 31, 1996
                                                                                              ---------------------------
                                                                                              TOTAL NUMBER
                                                                                                   OF
                                                                                               RESTRICTED     AGGREGATE
                                                 NAME                                         SHARES HELD    MARKET VALUE
           ---------------------------------------------------------------------------------  ------------   ------------
           C.K. Gifford.....................................................................     23,718       $1,523,881
           W.M. Crozier, Jr.................................................................         --               --
           H.C. Meirelles...................................................................     14,401          745,364
           W.J. Shea........................................................................     15,542          998,573
           P.F. Hogan.......................................................................      5,672          364,426

    These shares represent the unvested portions of (i) restricted shares or restricted share units that vest following the passage of time ("Time Lapse Restricted Stock") awarded in 1992, 1993 and 1995 and (ii) restricted shares or restricted share units that vest upon the attainment of certain stock price performance targets ("Performance Restricted Stock") awarded in 1996. The Time Lapse Restricted Stock has vested or will vest in installments of one-third on each of the third, fourth and fifth anniversaries of the grant date if the Executive Officer is then employed by an affiliate of the Corporation, subject to earlier vesting in the event of death, retirement or disability. Following vesting, certain of these shares remain subject to transferability restrictions for up to 10 years after the grant date. The Performance Restricted Stock awarded in 1996 to the named Executive Officers, other than Mr. Meirelles, vested as follows: 75% of the shares (which are not shown in the table above) vested in October, 1996 when the first stock price target was attained, and the remaining 25% of the shares (which are shown in the table above because they were restricted at year-end) vested in January, 1997 when the second stock price target was attained. The Performance Restricted Stock awarded in 1996 to Mr. Meirelles has vested or will vest as follows: 75% of the shares (which are shown in the table above because they were restricted at year-end) vested in January, 1997 when his first stock price target was attained, and the remaining 25% of the shares (which are also shown in the table above) will vest if his second stock price target is attained. See "Long-Term Incentive Plans -- Awards in 1996" below. The Compensation Committee or the Board of Directors may remove or modify the restrictions on restricted stock at any time. In addition, the restrictions on both Time Lapse and Performance Restricted Stock would automatically lapse upon a change of control of the Corporation. Dividends are paid on Time-Lapse Restricted Stock to the same extent as they are paid on the Corporation's Common Stock generally. Dividends accrue on shares of Performance Restricted Stock, but will not be paid to the executive unless the shares vest.

(5) Represents the dollar value of vested shares of Performance Restricted Stock, calculated by multiplying the closing price of the Corporation's Common Stock on the date the vesting occurred by the number of shares or units that vested on that date.

(6) The 1996 amounts include matching employer contributions and credits under the Thrift Plan and the Deferral Plan for the named Executive Officers as follows: Mr. Gifford, $32,000; Mr. Shea, $15,308; and Mr. Hogan, $10,000. The 1996 amounts also include interest credited on previously earned salary and bonuses deferred under the Deferral Plan or similar arrangements, to the extent such credits were made at a rate that exceeded a rate determined by the Commission's rules, as follows: Mr. Gifford, $30,593; Mr. Meirelles, $1,258; Mr. Shea, $25,310; and Mr. Hogan, $7,579. The 1996 amount shown for Mr. Meirelles also includes a one-time accrual of $225,000 to a deferred compensation account in his name, stemming from his relocation from Brazil to Boston. This amount will accrue interest at the rate set forth in the Deferral Plan, and will be paid to Mr. Meirelles following retirement or other termination of employment in accordance with the provisions of that Plan.

(7) Mr. Gifford served as Chairman and Chief Executive Officer of the Corporation and the Bank until July 29, 1996, the date on which he became Chief Executive Officer of the Corporation and Chairman and Chief Executive Officer of the Bank. Mr. Crozier became Chairman of the Board of the Corporation and Senior Chairman of the Bank as of July 29, 1996. Mr. Meirelles served as Regional Manager, Brazil until July 25, 1996, the date on which he was elected President and Chief Operating Officer of the Corporation and the Bank. Mr. Hogan served as Executive Vice President of the Corporation and the Bank until September 27, 1996, the date on which he became Vice Chairman of both. Mr. Shea served as Vice Chairman, Chief Financial Officer and Treasurer of the Corporation and the Bank throughout 1996.

(8) Awards of Performance Restricted Stock in 1994 and 1996 are not reported as "Restricted Stock Awards" because of their performance-based conditions on vesting. The 1996 awards are reported below in the "Long-Term Incentive Plan -- Awards in 1996" table and the portion of those awards that were not vested at year-end are included in the year-end restricted stock holdings shown above in footnote 4. The 1994 Performance Restricted Stock awards have all vested and have been released to the named Executive Officers (certain of these shares remain subject to transferability restrictions for up to 10 years after the grant date).

(9) Includes "reload" option grants. See footnote 2 to the "Option Grants in 1996" table.

                            STOCK-BASED COMPENSATION

    The following table provides details regarding stock options granted to the named Executive Officers in 1996 under the 1991 Plan, including "reload" option grants related to the exercise of stock options previously granted under the 1991 Plan (see footnote 2). In addition, in accordance with the Commission's rules, this table shows hypothetical gains on a pre-tax basis, or "option spreads," that would exist for the respective options granted in 1996 to the named Executive Officers. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. To put this data into perspective, the resulting stock prices for the options granted on January 25, 1996 (expiration date of January 25, 2006) would be $71.26 at a 5% rate of appreciation and $113.48 at a 10% rate of appreciation.

                             OPTION GRANTS IN 1996

                                                                                                POTENTIAL
                                                                                             REALIZABLE VALUE
                                             INDIVIDUAL GRANTS                                  AT ASSUMED
                           ------------------------------------------------------            ANNUAL RATES OF
                              NUMBER OF       % OF TOTAL                                       STOCK PRICE
                             SECURITIES        OPTIONS                                       APPRECIATION FOR
                             UNDERLYING       GRANTED TO   EXERCISE                            OPTION TERM
                           OPTIONS GRANTED    EMPLOYEES     PRICE      EXPIRATION     -----------------------------
          NAME                 (1)(2)          IN 1996    ($/SH.)(3)    DATE(4)           5%                10%
-------------------------  ---------------    ---------   ----------   ----------     ----------         ----------
C.K. Gifford.............       85,000shs.       6.51%      $43.75       1/25/06      $2,338,702         $5,926,730
                                 3,809(5)         .29        46.00       4/11/01          47,679            105,213
                                 7,608(5)         .58        46.00       2/27/02         114,862            259,521
                                 2,258(5)         .17        46.00       1/27/04          47,610            113,292
                                32,358(5)        2.48        46.00       1/26/05         790,509          1,933,846
W.M. Crozier, Jr.........           --             --           --            --              --                 --
H.C. Meirelles...........       44,000           3.37        56.75       9/26/06       1,570,350          3,979,575
W.J. Shea................       42,500           3.26        43.75       1/25/06       1,169,351          2,963,365
                                12,195(5)         .93        46.00       1/27/04         257,133            611,869
P.F. Hogan...............       21,250           1.63        43.75       1/25/06         584,675          1,481,682
                                   462(5)         .04       46.875       2/27/02           7,123             16,098
                                 3,916(5)         .30       46.875       2/25/03          72,504            168,269
                                 8,160(5)         .63       46.875       1/27/04         175,623            418,022
                                 1,105(5)         .08       46.875       1/26/05          27,551             67,417

---------------

(1) Fifty percent of these stock options are exercisable one-year from the date of grant and the remaining 50% vest and become exercisable two years after the date of grant. The Compensation Committee or the Board of Directors may accelerate the exercisability of stock options, in whole or in part, at any time. In addition, the exercisability of stock options would automatically accelerate upon a change of control of the Corporation.

(2) These stock options have a replenishment provision which provides for a "reload" option grant if an optionee uses previously acquired shares of the Corporation's Common Stock to pay the exercise price of a stock option. The reload option granted will equal the number of whole shares tendered, and the new exercise price will be the closing price of the Corporation's Common Stock on the date the underlying stock option is exercised. The new option will have the same expiration date as the original option.

(3) The exercise price of all stock options may be no less than the closing price of the Common Stock on the date of the grant.

(4) All stock options expire 10 years after the date of grant, except as otherwise noted.

(5) "Reload" option grants. See footnote 2 above.

    The following table shows stock option or stock appreciation right ("SAR") exercises by the named Executive Officers during 1996, including the aggregate value realized upon exercise. This represents the net pre-tax gain in excess of the purchase price at time of purchase. In addition, this table includes the number of shares underlying both "exercisable" (i.e., vested) and "unexercisable" (i.e., unvested) stock options as of December 31, 1996. Also reported are the values of "in-the-money" options, which reflect the positive spread between the exercise price of any such existing stock options and the year-end per share price of the Common Stock of $64.25.

    AGGREGATED OPTION/SAR EXERCISES IN 1996 AND YEAR-END 1996 OPTION VALUES

                                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                              SHARES/SARS                     OPTIONS AT YEAR-END                AT YEAR-END
                              ACQUIRED ON     VALUE       ---------------------------    ---------------------------
            NAME               EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----------------------------- -----------   ----------    -----------   -------------    -----------   -------------
C.K. Gifford.................   129,151     $3,227,383      184,333shs.    108,017shs.   $6,279,713     $ 2,162,560
W.M. Crozier, Jr.............   132,279(1)   5,808,789(1)   245,046         --            9,961,005         --
H.C. Meirelles...............    18,400        486,700       --             44,000           --             330,000
W.J. Shea....................    22,000        451,000       82,097         48,598        2,920,645         982,538
P.F. Hogan...................    25,093        536,663       29,259         28,072          968,092         554,157

---------------

(1) Includes options exercised before and after the Corporation's acquisition of BayBanks (adjusted to reflect the conversion).

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1996

    The following table shows the number of shares of Performance Restricted Stock awarded to each Named Executive Officer in 1996 under the 1991 Plan, together with the maximum performance period applicable to those awards:


                                                                MAXIMUM        STOCK PERFORMANCE
                                                            PERFORMANCE OR           GOAL
                                                             OTHER PERIOD      -----------------
                                              NUMBER OF    UNTIL MATURATION      75%      100%     PRICE ON DATE
                    NAME                       SHARES          OR PAYOUT       VESTING   VESTING     OF GRANT
--------------------------------------------- ---------   -------------------  -------   -------   -------------
C.K. Gifford.................................   15,000    January 25, 2000       $60       $70        $ 43.75
W.M. Crozier, Jr.............................    --               --              --        --           --
H.C. Meirelles...............................   11,000    September 26, 2000      70        80          56.75
W.J. Shea....................................    7,500    January 25, 2000        60        70          43.75
P.F. Hogan...................................    3,750    January 25, 2000        60        70          43.75

    Shares of Performance Restricted Stock have vested or will vest as follows:
(i) if the price of the Corporation's Common Stock reaches or exceeds the first vesting target for two consecutive trading days on or before the designated date, 75% of the shares awarded will vest and (ii) if the Corporation's stock price reaches or exceeds the second vesting target for two consecutive trading days on or before that date, the remaining 25% of the shares awarded will vest. The Executive Officer's death, retirement or disability will not affect his right to receive shares of Performance Restricted Stock that subsequently vest. If the Executive Officer's employment terminates for any other reason or if the stock price performance objectives are not met during the performance period, any unvested shares (as well as accrued dividends on those shares) will be forfeited. As of March 1, 1997, all of the Performance Restricted Stock reported above, other than 25% of Mr. Meirelles' award, was vested and awarded to the named Executive Officers.

                              RETIREMENT BENEFITS

    The following table shows the years of service and the estimated annual retirement benefits payable at the Corporation's normal retirement age of 65 to each of the Named Executive Officers in the form of a single lifetime annuity based on: current salary, estimated future bonuses, and an assumed future annual interest rate of 7.0% on each individual's cash balance account:

                                                                               PRIOR YEARS OF      ESTIMATED ANNUAL
                                                                              SERVICE AT AGE 65   RETIREMENT BENEFITS
                                                                              -----------------   -------------------
C.K. Gifford..................................................................         41               $862,556
W.M. Crozier, Jr. ............................................................         34                564,700(1)
H. C. Meirelles...............................................................         14                286,594
W.J. Shea.....................................................................         20                224,048
P.F. Hogan....................................................................         36                256,860

---------------
(1) The retirement benefit for Mr. Crozier, as provided in his employment agreement, will be calculated under the BayBanks Retirement Plan formula. The amount shown in the table has been estimated as of age 65, although the agreement provides for service through year-end 1998, and reflects the minimum salary and incentive compensation guaranteed under the agreement.

    The estimates shown (other than for Mr. Crozier) reflect the cash balance formula as in effect during 1996, plus any accrued benefits, computed as a single lifetime annuity, under the prior plan formula for service through December 31, 1988. For service periods from January, 1989 through 1996, credits were made annually to an individual's account at a rate ranging from zero to 11% of the Executive Officer's salary and bonus (as reported in the Summary Compensation Table), depending on the individual's age and years of service. The maximum annual credit was made for an individual with 20 - 34 years of service and no credit was made for an individual with less than one year of service or 40 or more years of service. An individual whose employment commenced after age 40 received an additional year of service for each year by which his age at commencement exceeded 40. In addition, interest ranging from a minimum of 5.5% to a maximum of 10% will be credited annually on an individual's beginning-of-the-year account balance. Subject to these minimum and maximum percentages, the interest credit percentage will represent the average three-month Treasury Bill rate for the calendar year plus 0.5%. These benefits are provided under a combination of the Bank's tax-qualified retirement plan and supplemental plans. The supplemental plans provide retirement income payments to cover benefits not payable under the tax-qualified plan due to limitations imposed by tax law and the exclusion of bonus awards from the basic retirement plan formula.

    Effective January 1, 1997, the cash balance retirement plan was amended to change the cash balance credit structure. Future credits made to individual's accounts will be at a rate ranging from 4.5% to 8% of salary and bonus. Annual credits will continue to be made each year, even after reaching 40 years of service.

                          SUPPLEMENTAL DEATH BENEFITS

    Under an executive life insurance plan adopted by the Bank in 1982, certain of its then senior executives were provided with supplemental post-retirement death benefits. As a result of tax law changes, the plan was revised in 1986 to discontinue this benefit. Executives who were active participants in the plan at the time of its discontinuance became eligible for a replacement benefit under a new program. Under the replacement program, the Bank provides post-retirement death benefits of up to $1,000,000, increased for any tax liability. In order to receive this full supplemental benefit, the executive must have 10 years of service and retire after age 62. The benefit is reduced to 90% if retirement occurs at age 61, and to 80% at age 60. If retirement occurs before age 60, there is no supplemental benefit. Mr. Grifford is the only active executive still eligible to receive this benefit.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

    In connection with its acquisition of BayBanks, Inc., the Corporation entered into an employment agreement with Mr. Crozier. Pursuant to this agreement, which extends through December 31, 1998, Mr. Crozier will receive (i) a base salary at least equal to the rate payable to the Chief Executive Officer of the Corporation and (ii) an annual incentive award at least equal to the greater of 65% of his annual base salary or 75% of the annual incentive award payable to the Corporation's Chief Executive Officer. He also will be entitled to participate in all other incentive, savings and retirement plans and welfare and fringe benefit plans and to receive all perquisites provided to other peer executives of the Corporation. His agreement also provides for continued participation in the BayBanks Supplemental Executive Retirement Plan ("BayBanks SERP"), as in effect on July 29, 1996.

    Mr. Crozier's agreement also provides that, if his employment is terminated by the Corporation other than for cause or by Mr. Crozier for good reason (as defined in his agreement), he will be entitled to receive, among other things, an amount equal to the sum of annual base salary and the maximum annual incentive award for which he is eligible, multiplied by the number of years and the fraction of the year remaining from the date of termination to the end of the employment period under the agreement. Mr. Crozier also will be entitled to service credit under the BayBanks SERP through December 31, 1998; and the continuation of health, medical and life insurance benefits at least through December 31, 1998. In the event any payments received under this agreement are subjected to the excise tax imposed under Section 4999 of the Code, the employment agreement provides for an additional payment to Mr. Crozier sufficient to restore him to the same after-tax position in which he would have been had the excise tax not been imposed. However, the additional payment will be made only if, as a result, Mr. Crozier's after-tax benefit will be equal to at least 110% of the after-tax benefit that he would have received if the original payment had been reduced to an amount not subject to the excise tax.

    The named Executive Officers (excluding Mr. Crozier) have severance agreements which provide that if termination of employment occurs within the three-year period following a change of control of the Corporation and such termination is by the Corporation for other than "cause" or by the Executive Officer for "good reason," the Executive Officer will be entitled to receive, among other things, (i) an amount equal to three times the sum of the Executive Officer's annual salary and his average annual bonus for the three preceding years, (ii) an amount equal to the cost to the Bank to provide life, disability, accident and health insurance benefits for three years, and (iii) service credit accruing for three years under the Bank's retirement plan, the Thrift Plan and certain supplemental plans. These severance agreements provide no benefits prior to a change in control. In the event any payments received under these agreements are subjected to the excise tax imposed under Section 4999 of the Code, such payments will be increased to the extent it provides benefits of at least 10% additional net after-tax payment. Otherwise payments will be reduced to the maximum amount that could be paid without subjecting such payments to the excise tax (unless the reduction would decrease the net after-tax payment to the Executive Officer).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Ms. Emerson and Messrs. Countryman, Connell, Strehle and Wheeler served as members of the Compensation Committee during 1996. None of these individuals had any transactions or relationships with the Corporation in 1996 requiring specific disclosure under the Commission's rules. For a general description of the types of transactions and relationships Directors and Executive Officers of the Corporation and their associates may have had with the Corporation and/or its subsidiaries during 1996, see "Indirect Interest of Directors and Executive Officers in Certain

Transactions." During 1996, there were no "interlocking" or cross-board memberships that are required to be disclosed under the Commission rules, except for the following:

     -- Mr. Gifford was a Director of Massachusetts Mutual Life Insurance
        Company ("Mass Mutual") (but not a member of Mass Mutual's compensation committee); Mr. Wheeler, Chairman and Chief Executive Officer of Mass Mutual, was a Director and member of the Corporation's Compensation Committee.

     -- Mr. Gifford was a member of the Compensation Committee of Boston Edison
        Company ("Boston Edison"); Mr. May, Chairman, President and Chief Executive Officer of Boston Edison, was a Director of the Corporation (but not a member of the Corporation's Compensation Committee).

     -- Helen G. Drinan, an Executive Vice President of the Corporation, was a
        Director and member of the Compensation Committee of Blue Cross and Blue Shield of Massachusetts, Inc. ("Blue Cross"); Mr. Van Faasen, the President and Chief Executive Officer of Blue Cross, was a Director of the Corporation (but not a member of the Corporation's Compensation Committee).

                    FIVE-YEAR STOCKHOLDER RETURN COMPARISON

    The following table compares the total return on the Corporation's Common Stock over the last five years to the KBW 50 and the S&P 500. The KBW 50 is comprised of 50 of the nation's largest banks, including all money-center and most major regional banks. Total return values for these indices were calculated based on cumulative total return values, assuming reinvestment of dividends.

               COMPARISONS OF FIVE-YEAR TOTAL STOCKHOLDER RETURNS

           MEASUREMENT PERIOD                 BANK OF BOSTON
         (FISCAL YEAR COVERED)                 CORPORATION               KBW 50                S&P 500
12/91                                            100.00                 100.00                 100.00
12/92                                            223.00                 127.00                 108.00
12/93                                            204.00                 134.00                 118.00
12/94                                            238.00                 128.00                 120.00
12/95                                            440.00                 204.00                 165.00
12/96                                            630.00                 289.00                 203.00

INDIRECT INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN CERTAIN TRANSACTIONS

    Some Directors and Executive Officers of the Corporation and their associates were customers of and had transactions with or involving the Bank and/or one or more of the Corporation's other subsidiaries in the ordinary course of business during 1996. Additional transactions may be expected to take place in the ordinary course of business in the future. Some of the Corporation's Directors are directors, officers, trustees or principal security holders of corporations or other organizations that were customers of, or had transactions with, the Bank and/or one or more of the Corporation's other subsidiaries in the ordinary course of business during 1996.

    The outstanding loans and commitments to, and other financial transactions with, Directors or Executive Officers of the Corporation or to or with persons or business entities affiliated with Directors or Executive Officers of the Corporation were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features. In addition to banking and financial transactions, the Bank and other subsidiaries of the Corporation, but not the Corporation itself, have had additional transactions with, or have used products or services of, various organizations of which Directors of the Corporation are directors or officers. The amounts involved have in no case been material in relation to the business of the Bank or other subsidiaries of the Corporation, and it is believed that they have not been material in relation to the business of such other organizations. It is expected that the Bank and other subsidiaries of the Corporation will continue to have similar transactions with, and use products or services of, such organizations in the future.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

                                 (PROXY ITEM 2)

    The firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") has been selected by the Corporation's Board, subject to ratification by the Stockholders, to be the Corporation's independent auditors for 1997. Coopers & Lybrand, independent certified public accountants, has served as independent auditors of the Bank and its subsidiaries since 1969, and of the Corporation since it commenced activity in 1971, and has significant experience in bank accounting and auditing. Neither the firm nor any of its partners has any direct or indirect financial interest in, or any connection (other than as independent auditors) with, the Corporation or the Bank or any of the Corporation's other subsidiaries. Representatives of Coopers & Lybrand are expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

    The consolidated financial statements of the Corporation for the year ended December 31, 1996 have been audited and reported upon by Coopers & Lybrand. In connection with its independent audit function during 1996, Coopers & Lybrand also reviewed certain filings with the Commission, audited the financial statements of certain subsidiaries and affiliates and issued reports in specific areas. In addition, Coopers & Lybrand performed certain non-audit services including (i) consultations with the Corporation and its subsidiaries regarding systems; policies and procedures; internal controls; potential mergers, acquisitions and divestitures; (ii) reviews of certain tax returns; (iii) provision of certain income tax services to certain officers of the Corporation and expatriate employees, and (iv) assistance with other accounting matters and operational projects. All of the professional services provided by Coopers & Lybrand during 1996 were furnished at customary rates and terms. Should the selection of Coopers & Lybrand as independent auditors of the Corporation not be ratified by the Stockholders, the Corporation's Board will reconsider the matter.

    THE CORPORATION'S BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF THE FIRM OF COOPERS & LYBRAND AS INDEPENDENT AUDITORS FOR THE CORPORATION IN 1997.

              AUTHORIZATION TO CHANGE THE NAME OF THE CORPORATION

                                 (PROXY ITEM 3)

    The Board of Directors of the Corporation has recommended that the Stockholders authorize an amendment to the Corporation's Restated Articles of Organization to change the name of the Corporation to "BankBoston Corporation." The new name is intended to provide a new identity for the combined Bank of Boston and BayBanks organization that builds on the strengths of the two organizations. Following Stockholder approval of the change of the Corporation's name, management of the Corporation intends to change the common designations of its subsidiaries and to make the "BankBoston" name a single brand for the advertising and marketing of all branches, products and operations around the world. These changes are intended to strengthen public identification of the Corporation with its subsidiaries and enhance public awareness of the Corporation as a united organization. The proposed name change of the Corporation will not affect Stockholders' rights and will not necessitate any exchange of outstanding stock certificates.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT OF THE CORPORATION'S RESTATED ARTICLES OF ORGANIZATION TO PROVIDE FOR THE CHANGE OF THE NAME OF THE CORPORATION TO BANKBOSTON CORPORATION.

        APPROVAL OF THE CORPORATION'S 1997 EMPLOYEE STOCK PURCHASE PLAN

                                 (PROXY ITEM 4)

    The Corporation's Board of Directors has approved the 1997 Employee Stock Purchase Plan (the "Plan") subject to approval by Stockholders at the Meeting. The Plan provides employees of the Corporation and certain subsidiaries of the Corporation (together, the "Participating Companies") with the opportunity to purchase shares of the Corporation's Common Stock. The full text of the Plan is set forth in Exhibit A to this Proxy Statement and the following discussion is qualified in its entirety by the text of the Plan.

PURPOSE

    The purpose of the Plan is to encourage ownership of the Corporation's Common Stock by employees of the Participating Companies by providing eligible employees with the opportunity to purchase such stock. The Plan is intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Code, but also provides for offerings that do not qualify under Section 423. The Plan is intended to benefit Stockholders by increasing interest on the part of participating employees in the success of the Corporation.

ADMINISTRATION

    The Plan will be administered by the Retirement Committee, as appointed from time to time by the Board of Directors of the Corporation, or by any other committee appointed by the Corporation's Board to administer the Plan (the "Committee").

    The Committee will determine, for any Option Period, which of the Corporation's subsidiaries are Participating Companies eligible to participate in the Plan for that Option Period. The Committee also will have full authority to interpret the terms of the Plan and options granted under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan, and to decide all questions and settle all controversies and disputes that may arise in connection with the Plan. The Committee also may delegate to other persons its administrative duties and responsibilities or may appoint agents for the effective performance of its duties.

ELIGIBILITY

    All employees of the Participating Companies (other than employees who are executive officers of the Corporation and are also members of the Corporation's Board) will be eligible to participate in the Plan, except as hereinafter discussed. For an offering intended to qualify under Section 423 of the Code, the Committee in its sole discretion may exclude any of the following: (a) employees who have been employed less than two years, (b) employees whose customary employment is 20 hours or less per week, (c) employees whose customary employment is for not more than five months in any calendar year, and (d) highly compensated employees (within the meaning of Section 414(q) of the Code). In the case of an offering under the Plan not intended to qualify under Section 423 of the Code, the Committee may exclude any class of employees that it may specify.

SHARES SUBJECT TO THE PLAN

    The Plan provides that the total number of shares available for grants of options shall not exceed 3,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, shares held as treasury stock, or previously issued shares reacquired by the Corporation, including shares purchased on the open market.

OPTION PERIODS

    The Plan provides for a series of Option Periods. The length of each Option Period will be specified by the Committee but may not exceed 27 months. Option Periods need not be of the same length and may run successively or concurrently.

TERMS OF OPTIONS; TERMINATION

    At the beginning of each Option Period, each eligible employee will be granted an option to purchase up to a fixed number of shares of Common Stock as determined by the Committee. For each Option Period the Committee may determine a maximum amount (and/or maximum percentage) of a participant's eligible compensation that may be applied to the purchase of Common Stock.

    No option will be granted to any person who immediately thereafter would own, directly or indirectly, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any of its subsidiary corporations. Furthermore, the right to purchase stock under the Plan (or any other employee stock purchase plan within the meaning of Section 423 of the Code that the Corporation or any of its parent or subsidiary corporations may establish) may not accrue at a rate that exceeds $25,000 (or such lesser amount determined by the Committee from time to time) in fair market value of such stock (determined at the time such option is granted) for any calendar year in which such option is outstanding, regardless of whether the offering in which such option is granted in intended to qualify under Section 423 of the Code.

    The option price will be a specified percentage (not less than 85 percent) of the fair market value of the Common Stock on the day the option is exercised. This percentage will be determined by the Committee prior to the commencement of the Option Period. Payment for shares by participating employees shall be made solely from amounts collected from participants. The Committee may set forth procedures under which participants may cease future contributions without terminating their options.

    Unless previously terminated, options will be exercised automatically on the last day of each Option Period. An option will terminate if an employee ceases to be an employee unless the Committee provides otherwise. Options are not assignable or transferable.

AMENDMENT AND TERMINATION

    The Board of Directors may terminate the Plan at any time. In addition, the Compensation Committee of the Board of Directors may alter, amend or suspend the Plan; provided, however, that without the approval of the Stockholders, no modification or amendment may: (i) increase the available number of shares unless necessary for reasons described in the following paragraph, or (ii) make any other change which in the judgment of the Board or the Compensation Committee requires Stockholder approval under applicable law or regulation.

ADJUSTMENTS TO SHARES

    If any change is made in the Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made to the maximum number of shares subject to the Plan and to the number of shares and price per share of Common Stock subject to outstanding options. In the case of options intended to qualify under Section 423 of the Code, adjustments to options would be made only to the extent consistent with continued qualification of such options.

CHANGE IN CONTROL

    If there is a change in control of the Corporation (as defined in the Plan), the options would become immediately exercisable, and participants would have the choice of exercising the options within the time provided by the Committee or canceling their options and having the amounts collected for the purchase of Common Stock returned to them.

TAX CONSEQUENCES

    The following is a summary of the principal federal income tax consequences associated with grants of options under the Plan. The summary is not intended to describe all potential federal income tax consequences associated with the Plan, nor does it describe foreign, state or local tax consequences associated with the Plan, or the tax consequences associated with grants to employees outside the United States.

    Offerings under the Plan may or may not qualify under Section 423 of the Code, as determined by the Committee from time to time. In the case of a qualified offering, no taxable income results to the employee at the time of the grant of the option or upon its exercise. If the employee does not dispose of the purchased shares within two years of the date of the option grant, or within one year of the date the shares are transferred to him or her, and the purchase price was not less than 100 percent of the fair market value of the Common Stock at the date of grant, any profit or loss recognized upon a subsequent disposition will be long-term capital gain or loss. If the shares are held for the prescribed holding period and the purchase price was less than 100 percent of the fair market value of the Common Stock at the date of grant, then upon a later disposition or in the event of the death of a participant while he or she is holding the shares, the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the purchase price or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (determined as if the option were exercised on the date of grant) will be treated as ordinary income. Any remaining profit recognized in connection with the disposition would be treated as long-term capital gain and any loss recognized in connection with the disposition would be treated as a long-term capital loss. In this case, the Corporation will not be entitled to deduct from its taxable income the amount treated as ordinary income to the employee. If the shares are disposed of by the participant before the end of the prescribed holding period (a "disqualifying disposition"), the participant must report as ordinary income, and the Corporation may deduct from its taxable income, the excess of the fair market value of the Common Stock on the date of exercise over the option price, and the balance of any recognized gain or loss will be a capital gain or loss to the employee, short-term or long-term depending on how long the shares have been held.

    In the case of options offered under circumstances that would disqualify the offering under Section 423 of the Code, the employee would recognize the difference between the option exercise price and the fair market value of the Common Stock at the time of exercise as ordinary income in the year of exercise, and, in such case, the Corporation would have available a corresponding deduction from its taxable income.

PAYMENT OF WITHHOLDING TAXES

    The Committee will provide for withholding in connection with or following the exercise of options as necessary to comply with applicable law.

    THE CORPORATION'S BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE CORPORATION'S 1997 EMPLOYEE STOCK PURCHASE PLAN.

                             STOCKHOLDER PROPOSAL A

                                 (PROXY ITEM 5)

    Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037, who holds of record 300 shares of the Corporation's Common Stock, has informed the Corporation that she intends to introduce the following proposal for action at the Corporation's Annual Stockholders' Meeting:

    RESOLVED: That the stockholders of the Corporation, assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

    (a) The handing of contribution cards of a single political party to an employee by a supervisor.

    (b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

    (c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

    (d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

    (e) Placing a preponderance of contribution cards of one party at mail station locations.

    And if the Company did not engage in any of the foregoing to disclose this to ALL shareholders in each quarterly report.

    The statement submitted in support of this Stockholder Proposal is as follows:

    The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (non Bank of Boston). Last year the owners of 4,861,964 shares, representing approximately 6.4% of shares voting, voted for my similar resolution.

    If you agree, please mark your proxy FOR this resolution.

THE CORPORATION'S BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL A.

    At the 1996 Annual Meeting of Stockholders, the Corporation's Stockholders rejected this proposal. The Corporation continues to believe that the adoption of this proposal would not serve the best interests of the Corporation or its Stockholders.

    The Corporation is required to comply with numerous federal and state laws and regulations governing political activity. The Corporation encourages its employees to participate in civic and political activities. In addition, as authorized by federal law, the Corporation sponsors several employee-funded political action committees. Through these committees, employees may make voluntary contributions that support candidates and public officials with particular views on proposed legislation and on other issues affecting the financial services industry or the communities served by the Corporation and its subsidiaries. The Corporation, consistent with its legal obligations and its internal policies, follows procedures to ensure that contributions from employees are entirely voluntary.

    The Corporation strongly believes that its policies, in conjunction with federal and state regulations, adequately address the issues raised by this proposal.

    FOR THE FOREGOING REASONS, THE CORPORATION'S BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL A.

                             STOCKHOLDER PROPOSAL B

                                 (PROXY ITEM 6)

    Steven S. Feinberg, 412 Beacon Street, Apartment #7, Boston, MA 02115, who holds of record 2,500 shares of the Corporation Common Stock, has informed the Corporation that he intends to introduce the following proposal for action at the Annual Meeting.

RESOLVED: That the stockholders recommend that the Board of Directors approve and authorize,

    1) The payment of the current and future ANNUAL RETAINER FEE to directors, who are not employees of the Corporation, or any of its subsidiaries in COMMON SHARES of the Corporation, valued as of the ex-date of the latest quarterly declaration.

    2) The payment of the current and future ANNUAL RETAINER FEE to directors, who are now employees of the Corporation, and those who may become employees in the future, in COMMON SHARES as well; and these shares shall be held by the CORPORATION until they leave the BOARD.

    3) Fees for attendance at meetings of the BOARD, or any committees will continue to be paid in cash.

SOURCES:
Chrysler Corp., Item #3, 1996 Stockholder meeting
Colgate Palmolive Corp., Appendix A, Effective 1/1/97
Pacific Telesis Corp., 1996 Annual meeting
NYNEX Corp., 1996 Annual meeting
The TRAVELERS CO., Forbes Magazine 1/1/96

THE CORPORATION'S BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL B.

    The Corporation believes its current mix of cash and noncash elements in its compensation package for non-employee Directors is appropriate and necessary to attract high caliber Directors. As reported in more detail elsewhere in this proxy statement, the Corporation currently pays 50% of its non-employee Directors' annual retainer in the form of shares of its common stock pursuant to the Director Stock Award Plan. Officers of the Corporation who serve as Directors do not receive any fees for their service on the Board of the Corporation or its subsidiaries.

    The Corporation recognizes the importance of aligning the interests of its Directors with those of its Stockholders. In furtherance of this goal, the Board of Directors recently approved revisions to the Corporation's retirement plan for its non-employee Directors. These revisions discontinue any future cash accruals under the plan. Currently serving non-employee Directors have been permitted to either retain the benefit accrued to date (payable on retirement) or to convert it to restricted shares of the Corporation's stock (where the restrictions will lapse upon termination from the Board). In addition, the Corporation adopted a stock option plan in February, 1997 which provides for an annual grant of 1,000 options to each Director.

    The quality of the Corporation's Directors is an important factor in its overall success. The Corporation believes that a competitive compensation package is necessary in order to attract and retain talented and experienced Directors. The Corporation regularly surveys compensation provided to Directors by its peer bank holding companies and other large corporations. The Corporation believes that a combination of cash and stock compensation is consistent with that provided by the surveyed companies, allows it to draw Directors from a broad range of fields and facilitates the payment by Directors of the tax obligations related to stock compensation. The Corporation strongly believes that the compensation received by the Corporation's non-employee Directors allows it to remain competitive in attracting desirable candidates and achieves the purpose of aligning Directors' interests with those of the Corporation's Stockholders.

    FOR THE FOREGOING REASONS, THE CORPORATION'S BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL B.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Stockholders who wish to submit proposals pursuant to Rule 14a-8 under the Exchange Act at the 1998 Annual Meeting of Stockholders will be required to deliver the proposals to the Corporation on or prior to November 17, 1997. The Corporation's By-Laws also contain certain provisions that impose additional requirements upon the submission of Stockholder nominations for Director and other Stockholder proposals. Please forward any such proposals or the required notices to the Clerk of the Corporation, at the address set forth above.

                                 OTHER MATTERS

    The Corporation's Board knows of no business that will be presented for consideration at the Meeting other than those items set forth in this Proxy Statement. The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares with respect to any other matter that may be properly presented for action at the Meeting.

                           BY-LAWS OF THE CORPORATION

    Since last year's Annual Meeting of Stockholders, there have been two amendments to the By-Laws of the Corporation. The By-Laws were amended on July 25, 1996 to reflect the establishment of the Corporation's Board Governance and Nominating Committee, the updated responsibilities of certain other committees, and the changes in the offices of the Chairman, the Chief Executive Officer and the President and Chief Operating Officer, which resulted from the Corporation's acquisition of BayBanks and the election of Mr. Meirelles as President and Chief Operating Officer. In connection with certain organizational and management changes implemented by the Corporation, the By-Laws were amended on October 24, 1996 to add the office of Executive Vice President and incorporate the responsibilities of such office.

    A copy of the amended By-Laws of the Corporation may be obtained without charge by a Stockholder upon written request addressed to the Clerk of the Corporation at the address set forth above under "Voting Information," and copies of the amended By-Laws will be made available at the Meeting.

                            EXPENSES OF SOLICITATION

    The Corporation will bear the cost of preparing, assembling and mailing the Notice, Proxy Statement and form of proxy for the Meeting. Solicitation of proxies will be primarily through the use of the mails, but employees of the Bank may solicit proxies, by personal interview, by telephone or by other means of communication, without additional compensation therefor. The Corporation will also provide persons, firms, banks and corporations holding shares in their names, or in the names of their nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and reimburse such record holders for their reasonable expenses in so doing.

                                 ANNUAL REPORT

    A copy of the Corporation's Annual Report to Stockholders for the year ended December 31, 1996, which includes financial statements, has been previously mailed to all Stockholders. The Annual Report is not to be regarded as proxy soliciting material.

                                  10-K REPORT

    A copy of the Corporation's Annual Report to the Commission on Form 10-K for the year ended December 31, 1996 will be made available at the Meeting and may be obtained without charge by any Stockholder upon written request addressed to Agnes Y. Brooks, External Affairs, The First National Bank of Boston, P.O. Box 1987, MA BOS 01-28-04, Boston, Massachusetts 02105.

                                             By Order of the Board of Directors,

                                                     /s/ Gary A. Spiess
                                                    ----------------------
                                                       GARY A. SPIESS
                                                            Clerk
Dated:  March 17, 1997

                                                                       EXHIBIT A

                       1997 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE

    The Corporation's 1997 Employee Stock Purchase Plan (the "Plan") is intended to encourage eligible employees of the Corporation and such other subsidiaries of the Corporation as the Committee shall from time to time designate to participate in the ownership of the Corporation's Common Stock. It is intended that the Plan shall qualify as an "employee stock purchase plan," as defined in
Section 423 of the Code, but shall permit offerings that do not qualify under
Section 423.

2.  DEFINITIONS

    As used herein, the following words or terms have the meanings set forth below:

        (a) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

        (b) "Board" means the Board of Directors of the Corporation.

        (c) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

           (i) There is an acquisition of control of the Corporation as defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, or any similar successor provision, as in effect at the time of the acquisition; or

           (ii) Continuing Directors constitute two-thirds ( 2/3) or less of the membership of the Board, whether as the result of a proxy contest or for any other reason or reasons; or

           (iii) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding voting securities; or

           (iv) There is a change in control of the Corporation of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Corporation is then subject to such reporting requirement, including without limitation any merger or consolidation of the Corporation with any other corporation, other than
       (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) forty-five percent (45%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of the Corporation or such surviving or parent entity outstanding immediately after such merger or consolidation and which would result in those persons who are Continuing Directors immediately prior to such merger or consolidation constituting more than two-thirds ( 2/3) of the membership of the Board or the board of such surviving or parent entity immediately after, or subsequently at any time as contemplated by or as a result of, such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquired twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities; or

           (v) The stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets (or any transaction having a similar effect).

        (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

        (e) "Committee" means the Retirement Committee as appointed from time to time by the Board, or any other committee appointed by the Board to administer the Plan.

        (f) "Common Stock" or "Stock" means the Common Stock, par value $1.50 per share, of the Corporation.

        (g) "Compensation" shall mean compensation that is taken into account for purposes of contributions under the Corporation's Thrift-Incentive 401(k) Plan or such other definition of compensation as the Committee may determine from time to time.

        (h) "Continuing Director" means any director (a) who has continuously been a member of the Board since not later than the date of a Potential Change in Control or (b) who is a successor of a director described in clause (a), if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

        (i) "Corporation" means Bank of Boston Corporation, a corporation established under the laws of the Commonwealth of Massachusetts.

        (j) "Employee" shall mean any individual employed by one or more of the Participating Companies.

        (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

        (l) "Fair Market Value," in the case of a share of Common Stock on a particular day, means the closing price of the Common Stock for that day as reported in the "NYSE-Composite Transactions" section of the Eastern Edition of The Wall Street Journal, or if no such price is quoted for that day, for the last preceding day on which such price is so quoted. In the event "NYSE-Composite Transactions" cease to be reported, the Committee shall adopt some other appropriate method for determining Fair Market Value.

        (m) "Option Period" shall be the period determined in accordance with
    Section 5 of the Plan.

        (n) "Participating Company" means the Corporation and each other company that is selected by the Committee in its sole discretion to participate in each Option Period, provided that each Participating Company other than the Corporation shall qualify on the first day of the Option Period as a "parent corporation" or "subsidiary corporation," as defined in Sections 424(e) and
    (f) of the Code, with respect to the Corporation.

        (o) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (a) the Corporation or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to a registered offering of such securities in accordance with an agreement with the Corporation, or
    (d) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

        (p) "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

           (i) the Corporation enters into an agreement, the consummation of which would result in a Change in Control;

           (ii) the Corporation or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

           (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation's then outstanding securities (entitled to vote generally for the election of directors); or

           (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

3.  ADMINISTRATION

    The Committee shall have full authority to administer the Plan. Among other things, the Committee may, in its sole discretion but subject to the express provisions of the Plan, from time to time or with respect to any Option Period:

        (a) determine the form and provisions of any enrollment agreements and related materials;

        (b) determine Participating Companies;

        (c) decide questions which may arise with respect to the interpretation, construction or application of the Plan or enrollment or other materials associated with the Plan;

        (d) determine, amend and rescind rules, regulations, and procedures relating to the Plan; and

        (e) delegate to another person or persons the Committee's administrative duties or responsibilities under the Plan.

    Notwithstanding the foregoing, the Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its administrative duties, and may delegate to such agents such administrative powers and duties, as the Committee may deem expedient or appropriate. All decisions of the Committee and any such agents made pursuant to the authority granted herein or delegated by the Committee will be final and binding on all parties.

4.  EFFECTIVE DATE AND TERM OF PLAN

    (a) The Plan shall be effective as of the date it is approved by the Corporation's stockholders.

    (b) The Plan shall terminate at such time as the Committee shall designate, but in no event shall the Plan continue beyond the date on which all shares available for issuance under the Plan have been issued.

5.  OPTION PERIODS

    The Plan shall have one or more Option Periods, as determined by the Committee. Each Option Period shall run for a period specified by the Committee and shall not exceed 27 months. Option Periods need not be of the same length and may run successively or concurrently. The Committee shall determine in advance of each Option Period whether the options granted for such Option Period are intended to qualify under Section 423 of the Code.

6.  ELIGIBILITY AND PARTICIPATION

    Each Employee (other than employees who are executive officers of the Corporation and are also members of the Corporation's Board) shall be eligible to participate in the Plan during an Option Period except that (i) for offerings intending to qualify under Section 423 of the Code, the Committee in its sole discretion may exclude one or more Employees (a) who have been employed less than two years (b) whose customary employment is 20 hours or less per week, (c) whose customary employment is for not more than five months in any calendar year, or (d) who are highly compensated employees (within the meaning of Code section 414(q)), and (ii) for offerings not intended to qualify under
Section 423 of the Code, the Committee may exclude any class of Employees as the Committee in its sole discretion may specify. In order to become a participant with respect to an Option Period, an eligible Employee must execute such documents or take such actions as the Committee may specify in accordance with any rules relating to such participation that the Committee may specify. No one who is not an Employee of the Participating Companies is eligible to participate in the Plan.

7.  SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN

    Subject to adjustment in accordance with the provisions of Section 9, the total number of shares available for grants of options shall not exceed 3,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, shares held as treasury stock or previously issued shares reacquired by the Corporation, including shares purchased on the open market.

8.  OPTIONS

    Options shall be granted in such form as the Committee may from time to time approve, and shall conform to the following terms and conditions:

        (a) Option Price. The option price shall be a specified percentage (not less than 85 percent) of the Fair Market Value of the Corporation's Common Stock on the day the option is exercised, as determined by the Committee prior to the commencement of an Option Period.

        (b) Payment. Payment for Common Stock to be purchased under the Plan shall be solely from amounts collected from participants in such manner and at such time as the Committee shall decide. The Committee may determine, for any Option Period, a maximum amount (and/or a maximum percentage) of Compensation that may be applied to the purchase of Common Stock under the Plan for such Option Period.

        (c) Grants of Options. On the first day of any Option Period, a participant shall be granted an option to purchase up to a fixed number of shares of Common Stock determined by the Committee for such Option Period. If the total number of shares of Common Stock for which options are to be granted on any date in accordance with the terms of the Plan exceed the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available in as near as uniform a manner as shall be practicable and as it shall deem equitable. The Committee shall give written notice of such allocation to each participant affected thereby. In the case of a grant intended to qualify under Section 423 of the Code, all Employees granted such options will have the same rights and privileges within the meaning of, and subject to the provisions of, Section 423(b)(5) of the Code.

        (d) Termination of Employment. Unless otherwise provided by the Committee, if, prior to the end of an Option Period, a participant ceases to be employed by a Participating Company for any reason, including death or retirement, the participant's option shall terminate, and any amounts collected from the participant, shall be paid to the participant or the participant's personal representative as soon as practicable.

        (e) Termination of Options. A participant may, during an Option Period, terminate his or her option, by giving notice in such manner and at such time as the Committee may specify, whereupon any amounts collected from the participant shall be paid to the participant and no further amounts will be collected during the Option Period. An option may not be terminated hereunder after the closing date of the Option Period.

        (f) Exercise of Options. Except as otherwise provided in Section 9 or 15, each option shall be exercised automatically on the last day of the Option Period to the extent amounts have been collected in a participant's account unless the option has been previously terminated pursuant to Section 7(d) or 7(e). Any balance remaining in the participant's account after the last day of the Option Period and after application of the preceding sentence (subject to the limitations set forth herein or in the applicable option award) shall be paid to the participant within a reasonable amount of time. To the extent any option is not exercised at the end of the Option Period, it shall terminate.

        (g) Assignability. Options under the Plan may not be assigned or transferred by the participant other than by will or the laws of descent and distribution and shall be exercised during the participant's lifetime only by the participant.

        (h) No Rights as a Stockholder. A participant shall have no rights as a stockholder with respect to shares covered by any option granted under the Plan until he or she becomes a holder of shares subject to an option. No adjustments will be made for dividends or other rights for which the record date is prior to the date of exercise.

        (i) Accrual Limitations. No option that is granted under the Plan shall permit the rights of a participant to purchase stock under this Plan and all "employee stock purchase plans" (as defined in Section 423 of the Code) of the Corporation or its "subsidiary corporations" (as defined in Section 424(f) of the Code) to accrue at a rate which exceeds $25,000 (or such lesser amount determined by the Committee from time to time) of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        (j) Ownership Limitations. No option shall be granted to an employee if, immediately after the grant, the employee would own (within the meaning of Section 424(d) of the Code), or hold outstanding options to purchase stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Corporation or any of its subsidiary corporations.

        (k) Other Provisions. Options may contain any terms, not inconsistent with the Plan, as the Committee deems advisable.

9.  CHANGES IN STOCK; ADJUSTMENT OF OPTIONS

    In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock or any other transaction (including, without limitation, an extraordinary cash dividend) which, in the determination of the Committee, affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (a) the number and kind of shares in respect of which options may be granted under the Plan, (b) the number and kind of shares subject to outstanding options, and (c) the option price of any outstanding options, provided that the number of shares subject to any option shall always be a whole number. In the event of any merger, consolidation, dissolution or liquidation of the Corporation, the Committee, in its sole discretion, may, as to any outstanding options, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number of shares subject to, and the option price of, such options as it may determine, make outstanding options fully exerciseable, or amend or terminate such options upon such terms and conditions as it shall provide (which, in the case of the termination of any option, shall require payment or other consideration which the Committee deems equitable in the circumstances). In the case of an option intended to qualify under Section 423 of the

Code, adjustments shall be made under this Section only to the extent consistent with continued qualification of the option pursuant to Section 424 of the Code.

10.  AMENDMENT OF OPTIONS

    To the extent not inconsistent with the Plan or applicable law, the Committee may amend, modify, terminate or waive any condition or provision of any outstanding option. A participant's consent to any such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the participant.

11.  AMENDMENTS TO PLAN

    The Board of Directors of the Corporation may terminate the Plan at any time. The Compensation Committee of the Board may from time to time alter, amend, or suspend the Plan to any extent and in any manner that it may deem advisable; provided, however, that no such action may, without the approval of stockholders of the Corporation, (i) increase the number of shares subject to the Plan (unless necessary to effect the adjustments required under Section 9),
(ii) make any other change with respect to which the Board or Compensation Committee of the Board determines that stockholder approval is required by applicable law or for regulatory compliance purposes. The Committee may make nonmaterial amendments to the Plan.

12.  NO RIGHT TO EMPLOYMENT

    The grant of an option under the Plan shall not be construed as giving any participant the right to continued employment. The Participating Companies expressly reserve the right at any time to terminate the employment of a participant free from any liability or claim under the Plan, except as may be expressly provided in the applicable option. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in an option granted under the Plan shall not constitute an element of damages in the event of termination of employment of a participant, even if termination is in violation of an obligation of a Participating Company, by contract or otherwise.

13.  REGULATORY APPROVALS

    The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise of any such option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it or the Common Stock issued pursuant to it.

14.  WITHHOLDING

    The Committee is hereby authorized to make such provision as it deems necessary for the withholding of taxes, if any, in connection with the exercise of options or the disposition of shares acquired pursuant to exercise.

15.  CHANGE IN CONTROL

    Upon the occurrence of a Change of Control of the Corporation, any and all options granted under the Plan shall become immediately exerciseable and each participant shall have the choice of exercising his or her option within the time provided by the Committee or having the amounts collected for the purchase of the Common Stock refunded to him or her.

16.  GOVERNING LAW

    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.


          INDEX TO PROXY STATEMENT

                                     Page
     Voting Information.............   1
     Election of Directors..........   2
     1996 Meetings and Standard Fee
       Arrangements of the
       Corporation's Board and
       Committees...................   9
     Security Ownership of Directors
       and Executive Officers.......  11
     Security Ownership of Certain
       Beneficial Owners............  12
     Compliance with Section 16(a)
       of the Exchange Act..........  12
     Compensation of Executive
       Officers.....................  12
     Five-Year Stockholder Return
       Comparison...................  24
     Indirect Interest of Directors
       and Executive Officers in
       Certain Transactions.........  24
     Ratification of the Selection
       of Independent Auditors......  25
     Authorization to Change the
       Name of the Corporation......  25
     Approval of the Corporation's
       1997 Employee Stock Purchase
       Plan.........................  26
     Stockholder Proposals..........  29
     Submission of Stockholder
       Proposals for 1998 Annual
       Meeting......................  31
     Other Matters..................  31
     By-Laws of the Corporation.....  31
     Expenses of Solicitation.......  31
     Annual Report..................  32
     10-K Report....................  32
     EXHIBIT A -- Bank of Boston
       Corporation 1997 Employee
       Stock Purchase Plan.......... A-1

                               BankBoston [Logo]

                                 BANK OF BOSTON
                                  CORPORATION

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                                     Time:
                            Thursday, April 24, 1997
                                   10:30 A.M.

                                     Place:
                              600 Atlantic Avenue
                             Boston, Massachusetts

                                 (Auditorium of
                      The Federal Reserve Bank of Boston)

                   PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY

PROXY                     BANK OF BOSTON CORPORATION                     PROXY

     The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 17, 1997 in connection with the Annual Meeting to be held at 10:30 a.m. on April 24, 1997 in the Auditorium of The Federal Reserve Bank of Boston, and hereby appoints Helen
R. Cahners-Kaplan, Frank L. Farwell, and Charles A. Zraket, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of BANK OF BOSTON CORPORATION registered in the name provided herein which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement.


     THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF EACH OF THE NOMINEES NAMED IN ITEM 1, FOR ITEMS 2, 3 AND 4, AGAINST ITEMS 5 AND 6, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                                                                   SEE REVERSE
                                                                       SIDE
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
/ x / Please mark
      votes as in
      this example

            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
                         OF BANK OF BOSTON CORPORATION

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
                                         ---
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1.  Election of six Directors for three-year terms (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

NOMINEES:  Countryman, Meirelles, Piper, Rodgers, Rowe, Van Faasen

FOR all nominees / /

For, except vote withheld from the following nominee(s):

/ /____________________________________________

WITHHELD from all nominees / /

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2.  Selection of Independent Auditors          FOR      AGAINST     ABSTAIN
                                               / /        / /         / /
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3.  Approval of amendment to Restated          FOR      AGAINST     ABSTAIN
    Articles of Organization Changing          / /        / /         / /
    the Corporation's name to
    "BankBoston Corporation."
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4.  Approval of the Corporation's 1997         FOR      AGAINST     ABSTAIN
    Employee Stock Purchase Plan.              / /        / /         / /

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 5 AND 6.
                                         -------
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5.  Stockholder Proposal A regarding           FOR      AGAINST     ABSTAIN
    political activities.                      / /        / /         / /




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6.  Stockholder Proposal B regarding           FOR      AGAINST     ABSTAIN
    Director compensation.                     / /        / /         / /




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Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature: ______________________________________ Date ______________________


Signature: ______________________________________ Date ______________________